UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2014

MB FINANCIAL, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-24566-01	36-4460265
(State or other jurisdiction	(Common File No.)	(IRS Employer
of incorporation)		Identification Number)

800 West Madison Street, Chicago, Illinois	60607
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (888) 422-6562

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
On February 26, 2014, MB Financial, Inc. (“MB Financial”) held a special meeting of stockholders, at which MB Financial’s stockholders voted on a proposal to approve the Agreement and Plan of Merger, dated as of July 14, 2013, by and between MB Financial and Taylor Capital Group, Inc. (“Taylor Capital”), pursuant to which Taylor Capital will merge with and into MB Financial, and the approval of the issuance of MB Financial common stock to Taylor Capital stockholders in connection with the merger (the “Merger Proposal”). There were 55,147,776 shares of MB Financial common stock issued and outstanding on the record date for the special meeting and entitled to vote at the special meeting, and 47,276,967 shares were represented in person or by proxy at the special meeting, which constituted a quorum.  The results for the vote on the Merger Proposal were as follows:

Votes For	Votes Against	Abstentions
47,037,040	210,897	29,030

The approval of the Merger Proposal required the affirmative vote of the holders of a majority of the outstanding shares of MB Financial common stock. Accordingly, the Merger Proposal was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MB FINANCIAL, INC.

Date: February 26, 2014	By:	/s/Jill E. York
Jill E. York
Vice President and Chief Financial Officer